Exhibit No. 10.9

CONSULTANCY SERVICES AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 1st day, of October. 2008. BETWEEN:

REVETT MINERALS INC.,

a corporation incorporated under thelaws of Ontario, Canada,

(hereinafter referred to as the "Corporation"),

- and

SHANAHAN PARTNERS LLC,

a limited liability corporation registered under the laws of the state of New York in the United States of America,

(hereinafter referred to as "Consultant Firm"). WHEREAS the

     Corporation is a public company;

     AND WHEREAS the business of Consultant Firm includes the provision of management services, to be provided by John Shanahan, an employee of Consultant Firm (the "Employee");

     AND WHEREAS the Corporation wishes to engage Consultant Firm to provide consultancy services of its Employee for an interim basis as the Interim President and Chief Executive Officer of the Corporation (the "CEO"):

     AND WHEREAS Consultant Firm is willing to provide to the Corporation and/or any of its subsidiaries (hereinafter collectively referred to as -Revett") the requisite consultancy services.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

     DEFINITIONS

     In this Agreement. unless the context otherwise requires. the following terms shall have the following meanings:

     "Board" shall mean the board of directors of the Corporation. with John Shanahan declaring his interest and refraining from voting as a Director on any transaction or decision which is in any way related to his being the CEO.

     "Business Day" means a day other than a Saturday, Sunday. statutory holiday or other day on which banks are generally closed in Ontario.

     "Business Combination" shall mean a merger, amalgamation, takeover or other business combination, resulting from a legal amalgamation, plan of arrangement or similar corporate process whereby the Corporation becomes part of another ongoing corporation, whether the Corporation is the -surviving'. entity-_ or not, where such merger, amalgamation, takeover or other business combination is approved by the necessary majority of the Incumbent Directors;

     "Cause" shall mean any act or omission of the Consultant Firm and/or its Employee which would in law permit an employer to, without notice or payment in lieu of notice. terminate the employment of an employee.

     "Change of Control" means a transaction or series of transactions whereby directly or indirectly:

     any person or combination of persons obtains a sufficient number of securities of the Corporation to affect materially the control of the Corporation; or

     the Incumbent Directors cease to represent a majority of the members of the Board; or

     the Corporation shall consolidate or merge with or into, amalgamate with, or enter into a statutory arrangement with. any other person (other than a subsidiary of the Corporation) or any other person (other than a subsidiary of the Corporation) shall consolidate or merge with or into, or amalgamate with or enter into a statutory arrangement with, the Corporation, and. in connection therewith, all or part of the outstanding voting shares shall be changed in any way, reclassified or converted into, exchanged or otherwise acquired for shares or other securities of the Corporation or any other person or for cash or any other property; or

     all or substantially all of the assets of the Corporation are sold to a person or combination of persons.

     For the purposes of clause (a), a person or combination of persons holding shares or other securities in excess of the number which. directly or following conversion thereof, would entitle the holders thereof to cast 40% or more of the votes attaching to all shares of the Corporation which may be cast to elect directors of the Corporation, shall be deemed to be in a position to affect materially the control of the Corporation.

     "Committee" means the Human Resources and Compensation Committee of the Board.

     "Confidential Information" means non-public information not generally known about the Corporation, which the Corporation desires to protect and keep secret and confidential (including information and trade secrets conceived, originated, discovered or developed by the officers, employees or consultants either employed by or retained by the Corporation) concerning the business and affairs of the Corporation including, without limitation:

     (a) knowledge of all business or financial opportunities which are or may be available to the Corporation;

     (b) all inventions and product enhancements and developments; or,

     (c) the present and contemplated plans, strategies, costs, prices, systems. pricing policies and financial information used by the Corporation or its affiliates in connection with its business and client lists and information concerning the customers of the Corporation and/or its affiliates, their names, addresses, needs and preferences.

     It is understood, however, that Confidential Information shall not include Confidential Information that becomes part of the public domain by publication or otherwise, not due to any unauthorized act or omission of the Executive.

     "Corporation" shall have the meaning first set out above and, where appropriate herein, shall include the subsidiaries and affiliates of the Corporation.

     "Effective Date" shall be the first day of October, 2008.

     "Incumbent Directors" means the members of the Board holding office at the Effective Date and any additional directors appointed by or with the consent of a majority of the Incumbent Directors.

     "Term" has the meaning set forth in Section 5.1.

     ARTICLE 1

     SERVICES

     Section 1.1 Engagement.

     Subject to any other provisions of this Agreement, the Corporation hereby engages Consultant Firm as an independent contractor to supply to the Corporation such of the services specified in Section 1.2 of this Agreement and any other services as may appear to the Corporation from time to time to be necessary or appropriate (collectively, the "Services") and Consultant Firm hereby agrees to supply or cause to he supplied the Services for the duration of this Agreement on a continuing and on-going basis. Consultant Firm reserves the right to determine the assignment of its personnel to the performance of the Services except that as a fundamental term of this Agreement, John Shanahan, the Employee, shall perform the Services on a full time basis, unless otherwise mutually agreed by the parties hereto and subject to the following:

     sickness, vacation time and other reasonable absences from the provision of Services including;

     legal requirements which prevent the provision of Services or any event outside of Consultant Firm's control which restricts Consultant Firm's ability to comply with this provision.

     Section 1.2 Services.

     The principal Services to be supplied by Consultant Firm shall comprise:

     (a) the provision of executive management services as appropriate for the position of a President and Chief Executive Officer of a publicly traded and TSX listed mining company similar to the Corporation.

     (b) the provision of the services of Employee in the position of President and Chief Executive Officer of the Corporation from time to time at the pleasure of the Board;

     (c) the execution, implementation, management and review of such other projects or transactions as the Corporation may authorize or direct.

     Section 1.3 Location.

     The Services shall be rendered at the Consultant Firm's offices and, from time to time as determined by the Employee, at such of the offices and business locations of the Corporation as appropriate: however, Consultant acknowledges that the performance of the Services hereunder may necessitate travel by Employee to various other locations. from time to time, in connection with the fulfilment of his duties.

     Section 1.4 Performance Standards.

Consultant Firm shall and shall cause Employee to provide the Services in a faithful, diligent, honest and professional manner and in a manner consistent with the policies determined from time to time by the Board. Without limiting the generality of the foregoing, Consultant Firm shall exercise all the skill, care and diligence to be expected of a qualified and competent consulting firm experienced in providing services in each of the disciplines to which the Services hereunder relate.

     Section 1.6 Relationship.

     The relationship between the Corporation and Consultant Firm shall be that of independent contractor and nothing herein shall constitute the Employee or any other employee of the Consultant Firm who performs the Services, as an employee of the Corporation. The Consultant Firm acknowledges and agrees that as an independent contractor, the Employee is not entitled to participate in his capacity of CEO, in any of the Corporation's benefit plans.

     Section 1.7 Direction and Control.

     As an independent contractor, Consultant Firm shall be responsible, in conjunction with and under the guidance of the Corporation. for determining the means and methods of performing the Services within the overall standards and policies established by the Corporation.

     ARTICLE 2

     FEES AND REIMBURSEMENT OF EXPENSES

    Section 2.1 Fees.

     Consultant Firm shall receive a consulting fee of US$30,000.00 per month (the "Base Fee"), payable monthly in arrears.

     Section 2.2 Currency.

     The fees hereunder shall be calculated and paid in United States Dollars. Any disbursements and/or expenses reimbursed shall be payable in such currency as may, from time to time, be agreed between the Corporation and the Consultant Firm.

     Section 2.3 Deductions.

     The Corporation shall not have any responsibility to make deductions for, or to pay benefits, health, welfare and pension costs, withholdings for federal. state, county or city income or employment taxes, Unemployment Insurance premiums. social security taxes, disability insurance premiums or any other similar charges with respect to the Consultant Firm or its employees, and the Consultant Firm acknowledges and agrees it is responsible for all such matters.

     Section 2.4 Expenses

     The Corporation shall reimburse the Consultant Firm and/or Employee for all out-of-pocket expenses reasonably and properly incurred by the them in connection with the supplying of the Services hereunder, provided that the Consultant Firm and/or its employees shall furnish to the Corporation statements and vouchers for all such expenses.

     Section 2.5 Stock Options

     The Consultant Firm or its nominee. shall he entitled. as a consultant to the Corporation, subject to the discretion and determination of the Board (or a properly designated Committee thereof), to participate in the Corporation's stock option plan (the "Option Plan"), on such terms, including as to vesting as shall be determined by the Board at the time of any such grant. Any grant of share options shall not he construed to require the Corporation to grant. or inhibit the Corporation from granting to the Consultant Firm additional stock options pursuant to the Option Plan from time to time.

     ARTICLE 3

     TERMINATION

     Section 3.1 Termination

     Notwithstanding the provisions of Section 5.1 hereof, this agreement may be terminated by the Corporation or the Consultant Firm, as the case may be, by notice in writing at any time upon the happening of any of the following events, in which event this consulting agreement shall terminate upon the date specified in such notice:

     3.1(a) by the Corporation for Cause, which shall include the inability of the Consultant Firm to supply the Services of Employee;

     3.1(b) by the Corporation without Cause, in which case the Consultant Firm will receive the following:

     a lump sum amount equal to the balance of the Term or in the case of termination without Cause after a Change of Control or a Business Combination within six (6) months after the Employee ceases to be CEO, a lump sum equal to the balance of the Term, if any payable as at the date of termination of this agreement, to he paid within 7 days of the date of termination and, in addition. $300,000 worth of Shares valued as of the date of the Change in Control or the closing date of the Business Combination as the case may be, based on the 10 day VWAP of the Shares on the TSX;

     3.1(c) by the Consultant Firm. by giving two (2) week's notice to the Corporation.

     3.1(d) in the event of a termination without Cause after a Change of Control, any unvested options previously granted to the Consultant Firm or its nominee. shall immediately vest as of the effective time of such termination;

     Section 3.2 Deliveries on Termination

     Upon the termination of this Agreement pursuant to sections 3.1(a) . (h) or (c). the Consultant Firm shall forthwith:

     Deliver to the Corporation all materials relating to the business and affairs of the Corporation, including, without limitation, the property of the Corporation and its subsidiaries described in section 5.1 hereof; and

     return to the Corporation all property including any Confidential Information and all copies and reproductions thereof in any form whatsoever received by the Consultant Firm or its employee and delete same from all retrieval systems and databases used by the either of them.

     ARTICLE 4

     CONFIDENTIALITY

     Section 4.1 Non-Disclosure.

     In the course of performing its obligations and responsibilities under this Agreement. Consultant Firm and its employees (including Employee) may receive information of a confidential or proprietary nature and agrees:

          (a) not to disclose to a third party or use for any purpose, or reason whatsoever (other than for the benefit of the Corporation in connection with the Services), in any manner. any such information without the consent of the Corporation except as may be required by any law or regulation:

          (b) to respect that confidentiality by employing security measures appropriate to the nature of the information retained and the means by which that information is recorded or stored; and

          (c) upon termination of this Agreement. to deliver promptly to the Corporation or. at the Corporation's option, to destroy any such information in Consultant Firm's possession or control.

     Consultant Firm shall take all reasonable steps to cause Employee and any other of its employees to observe and comply with these restrictions.

     ARTICLE 5

     TERM

     Section 5.1 Term.

     This Agreement shall be effective from the Effective Date and shall remain in force for six (6) months form the Effective Date. or such longer period as ay be agreed to in writing by the parties hereto, unless and until terminated earlier as provided for in this Agreement.

     ARTICLE 6

     ASSIGNMENT

     Section 6.1 Assignment.

     Except as provided herein. no party to this Agreement may assign, delegate or otherwise transfer any of its rights, obligations and responsibilities under this Agreement without the prior written consent of the other parties and any such purported transfer shall be null and void.

     ARTICLE 7

     MISCELLANEOUS

    Section 7.1 Notices.

     Any notice, demand or other communication which is required or permitted by this Agreement to be given or made by a party hereto shall be in writing and shall be sufficiently given if delivered personally or sent by pre-paid registered mail at the following addresses:

     (a) to the Corporation at:

     Revett Minerals Inc.

     11115 E.Montgomery, Suite G

     Spokane Valley, Washington 99206, USA

     Attention:                the CFO

     Telephone:              1 509 921 2294

     Facsimile:                1 509 891 8901

     (b) to the Consultant Firm at: 70 East 9611 Street,

     Suite 9B

     New York, New York 10128. USA Attention: the

     President

     Telephone: 1 212 289 8726 Facsimile: 1 212 202 5263

     or at such other address as any party may from time to time advise the other party by notice in writing. Every notice or other communication shall be deemed to have been received! (i) on the date of receipt if given by personal delivery, and (ii) the fifth Business Day after which it is mailed, if sent by registered mail. Notwithstanding the foregoing, if a strike or lockout of postal employees is in effect. or generally known to be impending, notice shall be effected by personal delivery.

     Section 7.2 Entire Agreement.

     This Agreement constitutes the entire Agreement between the parties with respect to the provision of Services hereunder and any and all previous agreements. written or oral. express or implied between the parties or on their behalf relating to the subject matter of this Agreement are terminated and cancelled and each of the parties releases and forever discharges the other from all manner of action, claim or demand whatsoever under or in respect of any such previous Agreement.

     Section 7.3 Waiver

     The waiver by any of the parties of any action. right or condition described in this Agreement, or of any breach of a provision of this Agreement, shall not constitute a waiver of any other occurrences of the same event unless in writing by the party purporting to give the same.

     Section 7.4 Amendment.

     This Agreement may not be modified or amended except by an instrument in writing signed by both parties.

     Section 7.5 Enforcement.

     This Agreement shall ensure to the benefit of and shall be binding upon and enforceable by the parties hereto and their respective successors and permitted assigns.

     Section 7.6 Additional Assurances.

     Each party shall from time to time and at all times hereafter do such further acts and things and execute such further documents and instruments as shall reasonably be required in order to fully perform and carry out the terms of this Agreement.

     Section 7.7 Governing Law.

     This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

     Section 7.8 Counterparts.

     This Agreement may be executed in counterparts each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

     Section 7.9 Survival.

     The provisions of Article 4 shall survive the termination of this Agreement.

     Section 7.10 Independent Legal Advice.

     Consultant Firm acknowledges that it has obtained adequate and independent legal advice with respect to this Agreement prior to its execution.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date above first written.

REVETT MINERALS INC.

by	"signed"
SHANAHAN PARTNERS LLC